UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lannett Company Inc.

(Exact name of registrant as specified in its charter)

Delaware	23-0787699
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9000 State Road
Philadelphia, Pennsylvania	19136
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.         Description of Registrant’s Securities to be Registered.

For a description of the securities of Lannett Company Inc., a Delaware corporation (the “Registrant”), to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, reference is made to the information set forth under the subheading “Common Stock” contained in the section entitled “Description of Securities to be Offered”, which are included in the Registrant’s registration statement on Form S-3 (File No. 333-184721), as initially filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2012, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by the Registrant with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which prospectus is deemed to be incorporated by reference herein.

Item 2.         Exhibits.

Under the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed with this registration statement because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LANNETT COMPANY, INC.

By:	/s/ Arthur P. Bedrosian
President and Chief Executive Officer
Date:	December 2, 2013